PLEDGE AND SECURITY AGREEMENT

PLEDGE AND SECURITY AGREEMENT (this “Agreement”) dated as of September 23, 2026, by SRC ENVY HOLDCO LLC, a Delaware limited liability company, having an address at 4300 North University Drive, Suite D105, Lauderhill, Florida 33351 (“Pledgor”), for the benefit of LOANCORE CAPITAL CREDIT REIT LLC, a Delaware limited liability company, as lender, having an address at c/o LoanCore Capital, 55 Railroad Avenue, Suite 100, Greenwich, Connecticut 06830 (together with its successors and assigns, the “Lender”).

RECITALS

A.                 Pursuant to that certain Loan Agreement (as same may be amended, restated, replaced, supplemented, consolidated or otherwise modified, the “Loan Agreement”) dated as of the date hereof between the Lender, as lender, and Envy Recreational LLC, a Delaware limited liability company (“Envy Recreational”), and Envy Development DE, LLC, a Delaware limited liability company (“Envy Development”; Envy Recreational and Envy Development are referred herein together, individually and collectively, as required by context, as “Borrower”), together as borrower, the Lender has agreed to make a loan to Borrower in the original principal amount of Forty-Seven Million Seven Hundred Thousand and No/100 Dollars ($47,700,000.00) (the “Loan”).

B.                 Pledgor owns 100% of the equity interests in each Borrower.

C.                 To induce the Lender to make the Loan to Borrower, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor has agreed to guaranty the payment of the Loan and the performance by Borrower of Borrower’s obligations under the Loan Agreement and the other Loan Documents (as defined in the Loan Agreement) pursuant to that certain Guaranty of Payment made by Pledgor in favor of Lender (the “Payment Guaranty”) and to secure Pledgor’s obligations thereunder by pledging and granting a first priority security interest in the Collateral (as defined below) as security for the Obligations (as defined below).

Accordingly, the parties hereto agree as follows:

Section 1. Definitions. Terms defined in the Loan Agreement are used herein as defined therein. In addition, as used herein:

“Assignment of Interest” shall have the meaning ascribed thereto in Section 2.2 hereof.

“Borrower” shall have the meaning ascribed thereto in the Recitals hereof. “Collateral” shall have the meaning ascribed thereto in Section 2.1 hereof.

“Envy Development Operating Agreement” shall mean the Amended and Restated

Limited Liability Company Agreement of Envy Development dated as of the date hereof, as hereafter amended, restated, replaced, supplemented or otherwise modified from time to time.

“Envy Recreational Operating Agreement” shall mean the Limited Liability Company Agreement of Envy Recreational dated as of the date hereof, as hereafter amended, restated, replaced, supplemented or otherwise modified from time to time.

“Loan Agreement” shall have the meaning ascribed thereto in the Recitals hereof. “Obligations” shall mean the Guaranteed Obligations (as defined in the Payment

Guaranty) and all of the obligations of Pledgor under the Payment Guaranty.

“Pledged Interests” shall have the meaning ascribed thereto in Section 2 hereof. “Pledged Securities” shall have the meaning ascribed to such term in Section 2.1 hereof.

“Relevant Documents” shall mean the Envy Development Operating Agreement,

the Envy Recreational Operating Agreement, and all other organizational documents of Envy Development and Envy Recreational, as any of the same may hereafter be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Securities Act” shall mean the Securities Act of 1933 as now in effect or as hereafter amended, or any similar statute hereafter adopted with similar purpose or effect.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as in effect from time to time in the state of New York or such other jurisdiction as may be applicable.

Section 2. Pledge and Delivery of Collateral.

2.1              The Pledge. As continuing collateral security for the prompt payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Obligations, Pledgor hereby irrevocably grants, pledges and assigns, subject to the terms of this Agreement, a continuing first priority lien on and security interest in, and, as a part of such grant, pledge and assignment, hereby assigns to Lender as collateral security, all of Pledgor’s right, title and interest in the following property, whether now owned by Pledgor or hereafter acquired and whether now existing or hereafter coming into existence (all being collectively referred to herein as “Collateral”):

(a)               its one hundred percent (100%) membership interests in Envy Development, together with the certificate (in a form attached hereto as Exhibit A-1 and made a part hereof) evidencing the same (the “Envy Development Pledged Interests”);

(b)               its one hundred percent (100%) membership interests in Envy Recreational, together with the certificate (in a form attached hereto as Exhibit A-2 and made a part hereof) evidencing the same (the “Envy Recreational Pledged Interests”; the Envy Development Pledged Interests and the Envy Recreational Pledged Interests are referred to herein together as the “Pledged Interests”);

(c)               all ownership interests, membership interests, shares, securities, moneys, instruments or property representing a dividend, a distribution or return of capital upon

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or in respect of the Pledged Interests, or otherwise received in exchange therefor, and any warrants, rights or options issued to the holders of, or otherwise in respect of, the Pledged Interests;

(d)               all rights of Pledgor under the Relevant Documents or any other agreement or instrument relating to the Pledged Interests, including, without limitation, (i) all rights of Pledgor to receive moneys or distributions with respect to the Pledged Interests due and to become due under or pursuant to the Relevant Documents, (ii) all rights of Pledgor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to the Pledged Interests,

(iii) all claims of Pledgor for damages arising out of or for breach of or default under a Relevant Document, and (iv) any right of Pledgor to perform thereunder and to compel performance and otherwise exercise all rights and remedies thereunder; and

(e)               all proceeds of and to any of the property of Pledgor described in clauses (a) through (d) above and, to the extent related to any property described in said clauses or such proceeds, all books, correspondence, credit files, records, invoices and other papers.

The shares of membership interests, partnership interests, certificates, instruments or other documents evidencing or representing the foregoing shall be collectively referred to herein as the “Pledged Securities.”

2.2              Delivery of the Collateral. Pledgor shall deliver to Lender (i) all original Pledged Securities relating to the Pledged Interests pledged by Pledgor concurrently with the execution and delivery of this Agreement and (ii) all other documents evidencing or representing all other Collateral within one (1) day after Pledgor’s receipt thereof. All Collateral which are “certificated securities” within the meaning of the Uniform Commercial Code shall be in bearer form or, if in registered form, shall be accompanied by undated blank equity interest powers (in a form attached hereto as Exhibits B-1 and B-2 and made a part hereof) (together, the “Assignment of Interest”), note power, endorsement or other necessary instruments of transfer, registration or assignment, duly executed in blank and in form and substance satisfactory to Lender. Upon the occurrence and during the continuance of a default by Pledgor under the Payment Guaranty, Lender shall have the right, at any time, in its discretion, to transfer to or to register in the name of Lender or its nominee any or all of the Collateral. Lender shall have the right, at any time in its discretion upon the occurrence and during the continuance of a default by Pledgor under the Payment Guaranty and without notice to Pledgor, to transfer to, and to designate on the Assignment of Interest, any Person to whom the Pledged Interests are sold in accordance with the provisions hereof. In addition, Lender shall have the right at any time to exchange the Assignment of Interest representing or evidencing the Pledged Interests or any portion thereof for one or more additional or substitute Assignments of Interest representing or evidencing smaller or larger percentages of the Pledged Interests represented or evidenced thereby, subject to the terms thereof.

2.3              Acknowledgment of Pledge. Upon the execution and delivery of this Agreement, Pledgor shall cause Borrower to execute and deliver to Lender letters in the form attached hereto as Exhibits C-1 and C-2. Pledgor represents that Borrower’s representations in such letters are true and complete. Pledgor shall cause Borrower to comply with Borrower’s covenants and warranties in such letter.

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Section 3. Further Assurances; Remedies. In furtherance of the grant of the pledge and security interest pursuant to Section 2 hereof, Pledgor hereby agrees with Lender as follows:

3.1              Delivery and Other Perfection.

(a)               The Pledgor hereby represents and warrants that (i) the terms of each of the Pledged Securities expressly provide that they are securities governed by Article 8 of the UCC as in effect in each applicable jurisdiction, (ii) Section 34 of the Envy Development Operating Agreement is in full force and effect, (iii) Section 34 of the Envy Recreational Operating Agreement is in full force and effect and (iv) the Relevant Documents for Borrower contain a legend substantially as follows:

“This certificate evidences an interest in (Envy Development or Envy Recreational, as applicable) and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of Delaware and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction. Each limited liability company interest in the Company shall constitute a “security” within the meaning of, and governed by, (i) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995. THE TRANSFER OF THIS CERTIFICATE AND/OR THE INTEREST EVIDENCED HEREBY IS RESTRICTED AS PROVIDED IN THE OPERATING AGREEMENT OF THE COMPANY (AS AMENDED FROM TIME TO TIME).”

(b)               Pledgor hereby covenants and agrees that it will not agree to any amendment or repeal of Section 34 of the Envy Development Operating Agreement or Section 34 of the Envy Recreational Operating Agreement, in any event shall promptly notify Lender in writing if for any reason the Pledged Securities shall cease to be securities for purposes of the UCC in any applicable jurisdiction.

(c)               Pledgor hereby instructs Borrower to register on Borrower’s books and records the pledge of the Pledged Interests in Borrower by Pledgor to Lender. In the event that at any time after the date hereof any Collateral shall be evidenced by an instrument or a certificate other than the Pledged Securities, Pledgor shall or shall cause Borrower to promptly deliver any such instrument or certificate, duly endorsed or subscribed by Pledgor or accompanied by appropriate instruments of transfer or assignment duly executed in blank by Pledgor, to Lender as additional Collateral. Any such instruments or certificates received by Pledgor shall be held by Pledgor in trust, as agent for Lender.

(d)               Pledgor shall give, execute, deliver, file and/or record any financing statement, notice, instrument, document, agreement or other papers that may be necessary (in the reasonable judgment of Lender) to create, preserve or perfect the security interest granted pursuant

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hereto or, after the occurrence and during the continuance of a default by Pledgor under the Payment Guaranty, to enable Lender to exercise and enforce its rights hereunder with respect to such pledge and security interest, including, without limitation, causing any or all of the Collateral to be transferred of record into the name of Lender or its nominee (and Lender agrees that if any Collateral is transferred into its name or the name of its nominee, Lender will thereafter promptly give to Pledgor copies of any notices and communications received by it with respect to the Collateral).

(e)               Pledgor shall permit representatives of Lender, upon reasonable notice, at any time during normal business hours to inspect and make abstracts from its books and records pertaining to the Collateral, and permit representatives of Lender to be present at Pledgor’s place of business to receive copies of all communications and remittances relating to the Collateral, and forward copies of any notices or communications received by Pledgor with respect to the Collateral, all in such manner as Lender may reasonably require.

(f)                Pledgor hereby authorizes Lender to file UCC-1 financing statements, including without limitation an “all assets” filing, with respect to the Collateral. Pledgor agrees to deliver any other document or instrument which Lender may reasonably request with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Without limiting the generality of the foregoing, Pledgor hereby authorizes the filing of financing statements (and amendments of financing statements and continuation statements) that name Pledgor as debtor and Lender as secured party and that cover all personal property or all assets of Pledgor. Pledgor hereby ratifies the filing of any such financing statements (or amendments of financing statements or continuation statements) that were filed prior to the execution hereof.

3.2              Preservation of Rights. Except in accordance with applicable law, Lender shall not be required to take steps necessary to preserve any rights against prior parties to any of the Collateral.

3.3              Pledged Collateral; Distributions.

(a)               So long as no a default by Pledgor under the Payment Guaranty shall have occurred and be continuing, Pledgor shall have the right to exercise all of Pledgor’s rights under the Relevant Documents for all purposes not inconsistent with the terms of this Agreement, the Payment Guaranty or any other Loan Document or any other instrument or agreement referred to herein or therein, including the right to receive distributions on the Collateral (subject however to the obligation of Borrower, pursuant to the Loan Agreement, to make payments of all Available Cash during a Cash Management Period to Lender in accordance with the terms and provisions of the Loan Agreement) and other rights relating to the Pledged Interests; and Lender shall execute and deliver to Pledgor or cause to be executed and delivered to Pledgor all such proxies, powers of attorney, distribution and other orders, and all such instruments, without recourse, as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise the rights and powers which they are entitled to exercise pursuant to this Section 3.3(a).

(b)               If any a default by Pledgor under the Payment Guaranty shall have occurred, then so long as such default by Pledgor under the Payment Guaranty shall continue, and

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whether or not Lender exercises any available right to declare any of the Obligations due and payable or seeks or pursues any other relief or remedy available to it under applicable law or under this Agreement or any other Loan Document, (i) all distributions on the Collateral shall be paid directly to Lender for application to the Obligations pursuant to the terms hereof and the Payment Guaranty, (ii) if Lender shall so request in writing, Pledgor agrees to execute and deliver to Lender appropriate distribution and other orders and documents to that end and (iii) Pledgor hereby irrevocably authorizes and directs Borrower, after a default by Pledgor under the Payment Guaranty and for so long as such default by Pledgor under the Payment Guaranty is continuing, to pay all such distributions on the Collateral directly to the Lender for application to the Obligations in the order, priority and manner set forth herein and in the Loan Agreement. The foregoing authorization and instructions are irrevocable, may be relied upon by Borrower and may not be modified in any manner other than by the Lender sending to Borrower a notice terminating such authorization and direction.

(c)               Anything to the contrary notwithstanding, (i) Pledgor shall remain liable under the Relevant Documents to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (ii) the exercise by Lender of any of the rights hereunder shall not release Pledgor from any of its duties or obligations under the Relevant Documents and (iii) Lender shall have no obligation or liability under the Relevant Documents by reason of this Agreement, nor shall Lender be obligated to perform any of the obligations or duties of Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder, except as provided by applicable law.

3.4              Events of Default; Remedies, etc. During the period during which a default by Pledgor under the Payment Guaranty shall have occurred and be continuing, subject to Section 3.10 hereof:

(a)               Lender shall have all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code (whether or not said Code is in effect in the jurisdiction where the rights and remedies are asserted) and such additional rights and remedies to which a secured party is entitled under the laws in effect in any jurisdiction where any rights and remedies hereunder may be asserted, including, without limitation, the right, to the maximum extent permitted by law, to exercise all voting, consensual and other powers of ownership pertaining to the Collateral as if Lender were the sole and absolute owner thereof (and Pledgor agrees to take all such action as may be appropriate to give effect to such right);

(b)               Lender in its discretion may, in its name or in the name of Pledgor or otherwise, demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for any of the Collateral, but shall be under no obligation to do so;

(c)               Lender may, upon 20 days’ prior written notice to Pledgor of the time and place, with respect to the Collateral or any part thereof which shall then be or shall thereafter come into the possession, custody or control of Lender or any of its agents, sell, assign or otherwise dispose of all or any part of such Collateral, at such place or places as Lender deems best, and for cash or on credit or for future delivery (without thereby assuming any credit risk), at public or private sale, without demand of performance or notice of intention to effect any such

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disposition or of time or place thereof (except such notice as is required above or by applicable statute and cannot be waived) and Lender or anyone else may be the purchaser, assignee or recipient of any or all of the Collateral so disposed of at any public sale (or, to the extent permitted by law, at any private sale), and thereafter hold the same absolutely, free from any claim or right of whatsoever kind, including any right or equity of redemption (statutory or otherwise), of Pledgor, any such demand, notice or right and equity being hereby expressly waived and released. Unless prohibited by applicable law, Lender may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned;

(d)               Lender may exercise all membership rights, powers and privileges to the same extent as Pledgor is entitled to exercise such rights, powers and privileges;

(e)               Upon notice to Pledgor, Lender may cause the Pledged Interests to be sold in accordance with Subsection (c) above and, in connection therewith, cause each purchaser of all or any part of any Pledged Interests to be admitted as a new member or owner of Borrower to the extent of such Pledged Interests, and cause Pledgor to withdraw as a member or owner of Borrower to the extent such Pledged Interests is sold (in accordance with Subsection (c) above), and, if appropriate, cause one or more amended or restated certificates of limited partnership, certificates of limited liability company or articles of incorporation to be filed with respect to Borrower;

(f)                Lender may exercise any and all rights and remedies of Pledgor under or in connection with the Relevant Documents or otherwise in respect of the Collateral, including, without limitation, any and all rights of Pledgor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Relevant Documents; and

(g)               all payments received by Pledgor under or in connection with the Relevant Documents in respect of the Collateral shall be received in trust for the benefit of Lender, shall be segregated from other funds of Pledgor and shall be forthwith paid over to Lender in the same form as so received (with any necessary indorsement).

The proceeds of each collection, sale or other disposition under this Section 3.4 shall be applied by Lender to the Obligations pursuant to Section 3.6 hereof.

3.5              Private Sale. Pledgor recognizes that Lender may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to Lender than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of being a private sale. Lender shall be under no obligation to delay a sale of any of the Collateral for the period of time necessary to permit Borrower or Pledgor to register such securities for public sale under the

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Securities Act, or under applicable state securities laws, even if Borrower or Pledgor would agree to do so.

(a)               Pledgor further shall use commercially reasonable efforts to do or cause to be done all such other acts as may be reasonably necessary to make any sale or sales of all or any portion of the Collateral pursuant to this Section 3.5 valid and binding and in compliance with any and all other requirements of applicable law. Pledgor further agrees that a breach of any of the covenants contained in this Section 3.5 will cause irreparable injury to Lender, that Lender has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 3.5 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default by Pledgor exists under the Payment Guaranty.

(b)               Lender shall not incur any liability as a result of the sale of any Collateral, or any part thereof, at any private sale conducted in a commercially reasonable manner, it being agreed that some or all of the Collateral is or may be of one or more types that threaten to decline speedily in value and that are not customarily sold in a recognized market. Pledgor hereby waives any claims against Lender arising by reason of the fact that the price at which any of the Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if Lender accepts the first offer received and does not offer any Collateral to more than one offeree, provided that Lender has acted in a commercially reasonable manner in conducting such private sale.

(c)               The Code states that Lender is able to purchase the Pledged Interests only if they are sold at a public sale. Lender has advised Pledgor that SEC staff personnel have issued various No-Action Letters describing procedures which, in the view of the Securities and Exchange Commission (“SEC”) staff, permit a foreclosure sale of securities to occur in a manner that is public for purposes of Article 9 of the Code, yet not public for purposes of Section 4(2) of the Securities Act. The Code permits Pledgor to agree on the standards for determining whether Lender has complied with its obligations under Article 9. Pledgor specifically agrees that upon the occurrence and during the continuance of a default by Pledgor under the Payment Guaranty (x) it shall not raise any objection to Lender’s purchase of the Pledged Interests provided that such purchase occurs in accordance with the terms hereof (through bidding on the obligations or otherwise) and (y) a foreclosure sale conducted in conformity with the principles set forth in the No-Action Letters (i) shall be considered to be a “public” sale for purposes of the Code; (ii) will not be considered commercially unreasonable solely because Lender has not registered or sought to register the Pledged Interests under the Securities Laws, even if Pledgor or Borrower agrees to pay all costs of the registration process; and (iii) shall not be considered to be commercially unreasonable solely because Lender purchases the Pledged Interests at such a sale.

(d)               Pledgor agrees that Lender shall not have any general duty or obligation to make any effort to obtain or pay any particular price for any Collateral sold by Lender pursuant to this Agreement. Lender, may, in its sole discretion, among other things, accept the first offer received, or decide to approach or not to approach any potential purchasers. Without in any way limiting Lender’s right to conduct a foreclosure sale in any manner which is considered commercially reasonable, Pledgor hereby agrees that any foreclosure sale conducted in accordance

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with the following provisions shall be considered a commercially reasonable sale and hereby irrevocably waives any right to contest any such sale:

(i)                 Lender conducts the foreclosure sale in the State of New

York,

(ii)               The foreclosure sale is conducted in accordance with the

laws of the State of New York,

(iii)            Not less than fifteen (15) Business Days before the foreclosure sale, Lender notifies Pledgor at the address set forth herein of the time and place of such foreclosure sale,

(iv)             The foreclosure sale is conducted by an auctioneer licensed in the State of New York and is conducted at a location in New York, New York designated by Lender on any Business Day between the hours of 9:00 a.m. and 5:00 p.m. or, if public health or other considerations make a live auction inadvisable in the good faith determination of Lender, such auction may be conducted virtually using generally accepted video, web or tele-conferencing technology that simulates a live auction to the extent reasonably feasible (in which case notices under clause (iii) above and clauses (v) and (vi) below shall include instructions as to how qualified bidders may obtain login credentials for such virtual auction);

(v)               The notice of the date, time and location of the foreclosure sale is published prior to the date of the foreclosure sale in (A) The New York Times or The Wall Street Journal (or if The New York Times and The Wall Street Journal are no longer publishing, such other newspaper widely circulated in New York, New York) for any three (3) consecutive business days; and (B) and Commercial Mortgage Alert (or if Commercial Mortgage Alert is no longer publishing, another real estate-related trade publication selected in good faith by Lender that is circulated in New York, New York or online) for any three (3) consecutive publication dates; Lender sends notification of the foreclosure sale to all Persons from which Lender has received written notice of a claim or interest in any Collateral and all secured parties identified as a result of a search of the UCC financings statements in the filing offices located in the State of Delaware conducted not later than twenty (20) days and not earlier than thirty (30) days before such notification date.

3.6              Application of Proceeds. Except as otherwise herein expressly provided, the proceeds of any collection, sale or other realization of all or any part of the Collateral pursuant hereto, and any other cash at the time held by Lender under this Section 3, shall be applied by Lender:

First, to the payment of the costs and expenses of such collection, sale or other realization, including reasonable out-of-pocket costs and expenses of Lender and the fees and expenses of their respective agents and counsel, and all expenses, and advances made or incurred by Lender in connection therewith;

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Next, to the payment in full of the Obligations; and

Finally, to the payment to Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct, of any surplus then remaining.

As used in this Section 3, “proceeds” of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of debt of Pledgor or any issuer of or obligor on any of the Collateral.

3.7              Cooperation. If Lender shall elect to exercise its right to sell all or any portion of the Collateral as and when permitted pursuant to this Agreement or by applicable law, Pledgor agrees that, upon request of Lender, Pledgor will, at its own expense: (a) use its commercially reasonable efforts to execute and deliver, and cause Borrower and the members, managers, partners, directors and/or officers thereof to execute and deliver, all such instruments and documents, and to do or cause to be done all such other acts and things, as may be necessary or, in the reasonable opinion of Lender, advisable to register such Collateral under the provisions of the Securities Act, and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make all amendments and supplements thereto and to the related prospectuses which, in the opinion of Lender, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the SEC applicable thereto; (b) use its commercially reasonable efforts to qualify the Collateral under the state securities laws or “Blue Sky” laws and to obtain all necessary governmental approvals for the sale of the Collateral, as requested by Lender; (c) cause the Borrower to make available to their respective security holders, as soon as practicable, an earnings statement which will satisfy the provisions of Section 11(a) of the Securities Act; (d) execute and deliver, or cause the officers and directors of the Borrower to execute and deliver, to any Person or governmental authority as Lender may choose, any and all documents and writings which, in Lender’s reasonable judgment, may be necessary or appropriate for approval, or be required by, any regulatory authority located in any city, county, state or country where Pledgor or Borrower engages in business, in order to transfer or to more effectively transfer the Pledged Interests or otherwise enforce Lender’s rights hereunder; (e) provide, or and cause Borrower and the members, managers, partners, directors and/or officers to provide, tours of the Property to prospective bidders at any such sale of all or any portion of the Collateral, and (f) do or cause to be done all such other acts and things as may be necessary to make such sale of the Collateral or any part thereof valid and binding and in compliance with applicable law. Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this Section and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section may be specifically enforced.

3.8              Attorney-in-Fact. Without limiting any rights or powers granted by this Agreement to Lender, upon the occurrence and during the continuance of a default by Pledgor under the Payment Guaranty Lender is hereby appointed, which appointment as attorney-in-fact is irrevocable and coupled with an interest, the attorney-in-fact of Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instruments which Lender may deem necessary or advisable to accomplish the purposes hereof. Without limiting the generality of the foregoing, so long as Lender shall be entitled under this Section 3 to make

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collections in respect of the Collateral, Lender shall have the right and power to receive, endorse and collect all checks made payable to the order of Pledgor representing any payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same. The power-of-attorney granted herein shall terminate automatically if Lender accepts a cure for such default.

3.9              Termination. When all Obligations shall have been paid in full, Lender shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever (except that Lender has not sold, created or suffered to exist thereon any lien, security interest or encumbrance in favor of any third party) any remaining Collateral and money received in respect thereof, to or on the order of Pledgor.

3.10          Standstill Period.

(a)               Notwithstanding anything to the contrary contained in this Agreement, the Loan Agreement or any other Loan Document, Lender agrees that, for a period of forty-five (45) consecutive calendar days following the day upon which Lender shall have first served notice upon Pledgor in accordance with Section 6.3 hereof that an Event of Default or a default by Pledgor under the Payment Guaranty has occurred (the “Standstill Period”), Lender shall not consummate a Foreclosure Closing. As used herein, “Foreclosure Closing” means (i) the closing or other consummation of any sale, assignment or other disposition of the Pledged Interests pursuant to Section 3.4 hereof (including to Lender or its designee), including the delivery of the Pledged Securities and the Assignment of Interest to the purchaser or transferee, (ii) Lender’s acceptance of the Pledged Interests in full or partial satisfaction of the Obligations, and (iii) the admission of any purchaser or transferee as a member of Borrower pursuant to Section 3.4(e) hereof.

(b)               The Standstill Period shall be tolled during any period in which Lender is prohibited from exercising remedies due to applicable law, court order, or bankruptcy or insolvency proceeding affecting Borrower or the Collateral.

(c)               Except as expressly provided in Section 3.10(a) hereof, nothing in this Section 3.10 shall limit or restrict Lender’s right, at any time on or after the occurrence of an Event of Default or a default by Pledgor under the Payment Guaranty (including during the Standstill Period), to initiate, commence and diligently pursue any and all rights and remedies available to it hereunder or under the other Loan Documents, including, without limitation: (i) exercising any right or remedy under Section 3.3(b), Section 3.4 (other than consummating a Foreclosure Closing) or Section 7.1 hereof, including all voting, consensual and other powers of ownership pertaining to the Pledged Interests; (ii) delivering and publishing all notices of disposition or sale required or contemplated by Sections 3.4 and 3.5 hereof, and scheduling, marketing and conducting a public or private sale of the Pledged Interests (provided that no Foreclosure Closing shall occur prior to the expiration of the Standstill Period); and (iii) exercising any right or remedy against Borrower, the Property or any collateral other than the Pledged Interests

(d)               Immediately upon the expiration of the Standstill Period, without the need for any further notice (other than notices of disposition or sale previously given in

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accordance with Sections 3.4 and 3.5 hereof), demand, cure period, grace period or other condition, Lender may consummate a Foreclosure Closing and exercise any and all of its rights and remedies granted under this Agreement or any other Loan Document for so long as an Event of Default or a default by Pledgor under the Payment Guaranty shall have occurred and be continuing. The Standstill Period shall expire automatically, shall not be extended, tolled or renewed for any reason except as expressly provided in this Section 3.10, is not a cure period, and shall not constitute a waiver of any Event of Default or default under the Payment Guaranty or a limitation on the accrual of interest (including interest at the Default Rate) or any other amounts payable under the Loan Documents.

Section 4. Entity Covenants. Pledgor covenants and agrees with Lender that, from and after the date of this Agreement until the Debt is paid in full (exclusive of any indemnification or other obligations which are expressly stated in the Loan Documents to survive satisfaction of the Note):

4.1              Change of Name, Identity or Structure. Pledgor shall not change (or permit to be changed) Pledgor’s (a) name, (b) identity (including its trade name or names), (c) principal place of business set forth in the introductory paragraph to this Agreement or, (d) corporate, partnership or other structure, without notifying Lender of such change in writing at least thirty (30) days prior to the effective date of such change and, in the case of a change in Pledgor’s structure, without first obtaining the prior written consent of Lender. Pledgor shall execute and deliver to Lender, prior to or contemporaneously with the effective date of any such change, any financing statement or financing statement change required by Lender to establish or maintain the validity, perfection and priority of the security interest granted herein.

4.2              Business and Operations. Pledgor will continue to engage in the businesses now conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Collateral. Pledgor will remain in good standing under the laws of the jurisdiction as and to the extent the same are required for the ownership, of the Collateral.

4.3              Special Purpose. Pledgor shall at all times from and after the date hereof be a Special Purpose Bankruptcy Remote Entity. Pledgor shall not directly or indirectly make any change, amendment or modification to its organizational documents, or otherwise take any action which could result in Pledgor not being a Special Purpose Bankruptcy Remote Entity.

4.4              Preservation of Collateral; Cooperation. Pledgor shall do or cause to be done all things necessary to preserve and to keep in full force and effect its interests in the Collateral, and to defend, at its sole expense, the title to the Collateral and any part of the Collateral. Further, Pledgor shall (i) cooperate in all reasonable respects with Lender’s efforts to preserve the Collateral and to take such actions to preserve the Collateral as Lender may in good faith direct and (ii) take such steps as Lender may from time to time reasonably request to preserve, perfect and maintain Lender’s security interest in the Collateral under applicable law.

4.5              Prohibition on Transfers. Pledgor shall not sell, discount, allow credits or allowances, assign, extend the time for payment on, convey, lease, transfer, encumber or otherwise hypothecate or dispose of the Collateral or any part of the Collateral, or create, incur, assume or suffer to exist any lien upon any of the Collateral other than liens in favor of Lender.

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4.6              Patriot Act.

(a)               Pledgor will comply with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Pledgor, including those relating to money laundering and terrorism. Lender shall have the right, from time-to-time, to audit Pledgor’s compliance with the Patriot Act and all applicable requirements of Governmental Authorities having jurisdiction over Pledgor, including those relating to money laundering and terrorism. In the event that Pledgor fails to comply with the Patriot Act or any such requirements of Governmental Authorities, then Lender may, at its option, cause Pledgor to comply therewith and any and all reasonable costs and expenses incurred by Lender in connection therewith shall be secured by the Mortgage and the other Loan Documents and shall be immediately due and payable. For purposes of this Agreement, the term “Patriot Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as the same was restored and amended by the Uniting and Strengthening America by Fulfilling Rights and Ensuring Effective Discipline over Monitoring Act (USA FREEDOM ACTS OF 2015), as the same may be amended from time to time, and corresponding provisions of future laws.

(b)               At all times throughout the term of the Loan, including after giving effect to any Transfers permitted pursuant to the Loan Documents, (i) none of the funds or other assets of Pledgor shall constitute property of, or shall be beneficially owned, directly or indirectly, by any Person subject to trade restrictions under United States law, including, but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder, with the result that the investment in Pledgor (whether directly or indirectly), would be prohibited by law (each, an “Embargoed Person”), or the Loan made by Lender would be in violation of law, (ii) no Embargoed Person shall have any interest of any nature whatsoever in Pledgor, with the result that the investment in Pledgor (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law, and (iii) none of the funds of Pledgor shall be derived from any unlawful activity with the result that the investment in Pledgor (whether directly or indirectly), would be prohibited by law or the Loan would be in violation of law.

4.7              Books and Records. Pledgor shall keep and maintain, or will cause to be kept and maintained, proper and accurate books and records reflecting the financial affairs of Pledgor.

4.8              Further Assurances. At any time and from time to time, upon the written request of Lender, and at the sole expense of Pledgor, Pledgor shall (i) promptly and duly give, execute, deliver, file and/or record such further instruments and documents and take such further actions as Lender may reasonably request for the purposes of obtaining, creating, perfecting, validating or preserving the full benefits of this Agreement and of the rights and powers herein granted including filing UCC financing or continuation statements, (ii) cure any defects in the execution and delivery of the Loan Documents to which Pledgor is a party and execute and deliver, or cause to be executed and delivered, to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary, to correct any omissions in the Loan Documents to which Pledgor is a party, as Lender may reasonably require; and (iii) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better

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and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents to which Pledgor is a party, as Lender may reasonably require from time to time. Pledgor hereby authorizes Lender to file any such financing statement or continuation statement without the signature of Pledgor to the extent permitted by law. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to Lender, duly endorsed in a manner satisfactory to Lender, to be held as Collateral pursuant to this Agreement.

Section 5. Representations and Warranties. Pledgor hereby warrants, represents and covenants to Lender that:

5.1              Organization; Special Purpose. Pledgor is duly organized and existing and in good standing under the laws of the state in which such entity is organized. Pledgor is currently qualified or licensed (as applicable) and shall remain qualified or licensed to do business in each jurisdiction in which the nature of its business requires it to be so qualified or licensed.

5.2              Duly Authorized; Enforceability. The execution and delivery by Pledgor (and its representative executing below, if any) of this Agreement has been duly authorized and this Agreement constitutes valid and binding obligations of Pledgor, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or other laws affecting the enforcement of creditors’ rights, or by the application of rules of equity.

5.3              No Conflicts. The execution, delivery and performance by Pledgor of this Agreement do not violate any provision of any law or regulation, or result in any breach or default under any contract, obligation, indenture or other instrument to which Pledgor is a party or by which Pledgor is bound.

5.4              Litigation. There are no pending or threatened in writing actions, claims, investigations, suits or proceedings before any governmental authority, court or administrative agency which would reasonably be expected to materially and adversely affect the financial condition or operations of Pledgor, Borrower, the Collateral and/or the Property.

5.5              Fraudulent Transfer. None of the transactions contemplated by the Loan Documents will be or have been made with an actual intent to hinder, delay or defraud any present or future creditors of Borrower or Pledgor, and Borrower and Pledgor, on the date hereof, will have received fair and reasonably equivalent value in good faith for the continued grant of the liens or security interests effected by the Loan Documents. As of the date hereof, Borrower and Pledgor are solvent and will not be rendered insolvent by the transactions contemplated by the Loan Documents. As of the date hereof, Borrower and Pledgor are able to pay their respective debts as they become due.

5.6              Pledged Collateral.

(a)               The exact name of Pledgor is, and at all times has been, SRC Envy HoldCo LLC.

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(b)               Pledgor is the sole record and beneficial owner of, and has good title to, the Collateral, free and clear of any and all Liens in favor of, or claims of, any other Person (and no right or option to acquire the same exists in favor of any other Person).

(c)               The Collateral is not and will not be subject to any contractual restriction upon the transfer thereof (except for any such restriction contained in the Pledge Agreement).

(d)               The principal place of business of Pledgor and the office where Borrower keeps its records concerning the Collateral will be located at all times at the address specified in the introductory paragraph of this Agreement.

(e)               The Pledged Securities have been duly and validly issued and are fully paid and nonassessable and are not subject to any options to purchase or similar rights of any Person.

(f)                There currently exist no certificates, instruments or writings representing the Pledged Interests other than the certificate delivered to Lender.

(g)               This Agreement, together with the delivery to Lender of all original Pledged Securities relating to the Pledged Interests, create a valid security interest in the Collateral, securing the payment of the Obligations, and upon the filing in the appropriate filing offices of the financing statements to be delivered pursuant to this Agreement, such security interests will be perfected, first priority security interests, and all filings and other actions necessary to perfect such security interests will have been duly taken. Upon the exercise of its rights and remedies under this Agreement, Lender will succeed to all of the rights, titles and interest of Pledgor in Borrower without the consent of any other Person and will, without the consent of any other Person, be admitted as the sole member in Borrower.

(h)               The Pledged Interests are “securities” within the meaning of Article 8 of the Code and are “financial assets” within the meaning of Article 8 of the Code. None of the Pledged Collateral is (A) held in a securities account as defined under Article 8 of the Code, (B) directly dealt in or traded on a securities exchange or in a securities market, or (C) an investment company security as defined under Article 8 of the Code.

5.7              Books and Records. Pledgor shall keep and maintain or will cause to be kept and maintained proper and accurate books and records reflecting the financial affairs of Pledgor.

5.8              Other Representations and Warranties. As of the date hereof and continuing thereafter for the term of the Loan, the representations and warranties set forth in Sections 4.9 (Tax Filings), 4.10 (ERISA; No Plan Assets), 4.13 (Federal Reserve Regulations; Investment Company Act; Bank Holding Company), 4.17 (Fraudulent Transfer), 4.26 (FIRPTA), and 4.30(b) (Patriot Act) of the Loan Agreement are true and correct with respect to Pledgor, it being understood that wherever the term “Borrower” is used in each the foregoing sections it shall be deemed to be “Pledgor”.

Section 6. Miscellaneous.

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6.1              No Waiver. No failure on the part of Lender or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Lender or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided herein are cumulative and are not exclusive of any remedies provided by law.

6.2              Governing Law.

(a)               THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO § 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

(b)               ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN NEW YORK COUNTY, NEW YORK AND PLEDGOR WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND PLEDGOR HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. PLEDGOR DOES HEREBY DESIGNATE AND APPOINT:

COZEN O’CONNOR

ATTENTION: WILLIAM F. DAVIS, ESQ.

3 WTC

175 GREENWICH STREET, 55TH FLOOR

NEW YORK, NEW YORK 10007

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND PLEDGOR AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE OF PLEDGOR MAILED OR DELIVERED TO PLEDGOR IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON PLEDGOR (UNLESS LOCAL LAW REQUIRES ANOTHER METHOD OF SERVICE), IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. PLEDGOR (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK

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(WHICH OFFICE SHALL BE DESIGNATED AS THE ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

6.3              Notices. All notices, consents, approvals and requests required or permitted hereunder shall be given in the manner and to the addresses set forth in the Payment Guaranty.

6.4              Waivers, etc. The terms of this Agreement may be waived, altered or amended only by an instrument in writing duly executed by Pledgor and Lender. Any such amendment or waiver shall be binding upon Lender and Pledgor.

6.5              Successors and Assigns. This Agreement shall be binding upon the successors and assigns of Pledgor and inure to the benefit of the successors and assigns of Lender (provided, however, that Pledgor shall not assign or transfer its rights hereunder without the prior written consent of Lender). Without limiting the foregoing, Lender may at any time and from time to time without the consent of Pledgor, assign or otherwise transfer all or any portion of its rights and remedies under this Agreement to any other person or entity, either separately or together with other property of Pledgor for such purposes in connection with a transfer of Lender’s interest in the Payment Guaranty and the other Loan Documents and on such terms as Lender shall elect, and such other person or entity shall thereupon become vested with all of the rights and obligations in respect thereof granted to Lender herein or otherwise. Each representation and agreement made by Pledgor in this Agreement shall be deemed to run to, and each reference in this Agreement to Lender shall be deemed to refer to, Lender and each of its successors and assigns.

6.6              Indemnification. Pledgor hereby agrees to indemnify Lender and its directors, officers, employees and agents from, and hold each of them harmless against, any and all actual losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any claim of any Person (1) relating to or arising out of the acts or omissions of Pledgor under this Agreement or the Relevant Documents (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of Lender or the Person to be indemnified, or their respective officers directors, employees or agents), or (2) resulting from the ownership of or lien on any Collateral, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation or litigation or other proceedings (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of Lender or the Person to be indemnified, and their respective officers directors, employees or agents).

6.7              No Election of Remedies.

(a)               Without limitation as to any other right or remedy provided to Lender in this Agreement, the Payment Guaranty or the other Loan Documents, in the case of a default by Pledgor under the Payment Guaranty which has occurred and is continuing (i) Lender shall have the right to pursue all of its rights and remedies under this Agreement, the Payment Guaranty and the other Loan Documents, at law and/or in equity, in one proceeding, or separately and independently in separate proceedings from time to time, as Lender, in its sole and absolute

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discretion, shall determine from time to time, (ii) Lender shall not be required to either marshall assets, sell any of the Collateral in any particular order of alienation (and may sell the same simultaneously and together or separately), or be subject to any “one action” or “election of remedies” law or rule with respect to any of the Collateral, (iii) the exercise by Lender of any remedies against any one item of Collateral will not impede Lender from subsequently or simultaneously exercising remedies against any other item of Collateral, (iv) all liens and other rights, remedies or privileges provided to Lender herein shall remain in full force and effect until Lender has exhausted all of its remedies against the Collateral and all Collateral has been sold and/or otherwise realized upon in satisfaction of the Debt, and (v) Lender may resort for the payment of the Debt to any security held by Lender in such order and manner as Lender, in its discretion, may elect and Lender may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of Lender thereafter to foreclose this Agreement.

(b)               Without notice to or consent of Pledgor and without impairment of the lien and rights created by this Agreement, Lender may, at any time (in its sole and absolute discretion, but Lender shall have no obligation to), execute and deliver to Pledgor a written instrument releasing all or a portion of the security interest and lien created by this Agreement and any UCC financing statement filed in connection herewith as security for any or all of the obligations of Pledgor now existing or hereafter arising under or in respect of the Payment Guaranty, whereupon following the execution and delivery by Lender to Pledgor of any such written instrument of release, this Agreement shall no longer secure such obligations so released.

6.8              Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Lender in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

Section 7. Article 8 Matters.

7.1              Irrevocable Proxy. Solely with respect to Article 8 Matters (as hereinafter defined), Pledgor hereby irrevocably grants and appoints Lender, from the date of this Agreement until the termination of this Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Interests in Borrower by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, with respect to such Article 8 Matters. The proxy granted and appointed in this Section 7.1 shall include the right to sign Pledgor’s name (as the member of Borrower) to any consent, certificate or other document relating to an Article 8 Matter and the Pledged Interests that applicable law may permit or require, to cause the Pledged Interest to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and the Pledged Interest that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to the Pledged Interest with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect.

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7.2              Definition of “Article 8 Matters”. As used herein, “Article 8 Matter” means any action, decision, determination or election by Borrower or its member(s) that its membership interests or other equity interests, or any of them, be, or cease to be, a “security” as defined in and governed by Article 8 of the Uniform Commercial Code, and all other matters related to any such action, decision, determination or election.

The proxies and powers granted by the Pledgor pursuant to this Agreement are coupled with an interest and are given to secure the performance of the Pledgor’s obligations under this Agreement.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

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IN WITNESS WHEREOF, Pledgor has caused this Agreement to be duly executed as of the day and year first above written.

PLEDGOR:

SRC ENVY HOLDCO LLC,

a Delaware limited liability company

By: /s/ Shaun Quin

Name: Shaun Quin

Title: Authorized Signatory

[Pledge and Security Agreement - Signature Page]

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